Exhibit 23

            Consent of Independent Registered Public Accounting Firm

Board of Directors
Balchem Corporation:

We hereby consent to the incorporation by reference in the Registration Statements No. 333-118292, 333-118291, 333-78355, 333-44489, 333-5912 and
333-5910, of Balchem Corporation on Form S-8 of our report dated June 2, 2006, relating to the financial statements of the Balchem Corporation 401(K)/ Profit Sharing Plan as of December 31, 2005 and 2004 and for the year ended December 31, 2005, which appears in this Form 11-K.


/s/ MCGLADREY & PULLEN, LLP

New York, New York
June 29, 2006